                                                                   Exhibit 23.01




                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the post-effective amendment of the Registration Statement on Form S-3 to Form SB-2 (33-80338), and the Registration Statements on Form S-3 (333-11069), Form S-3 (333-26213), Form S-3 (333-30301), Form S-3 (333-38401), Form S-8 (333-20639) and Form S-8
(333-23793) of our report dated March 25, 1999 on the consolidated financial statements of Community Medical Transport, Inc. and subsidiaries included in the 1998 Annual Report on Form 10-KSB. We also consent to the reference to our Firm under the caption "Experts" in the prospectuses.



/s/ Edward Isaacs & Company, LLP
--------------------------------

New York, New York
April 14, 1999